NAME OF REGISTRANT:
Franklin Capital Growth Fund
File No. 811-00334

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

Franklin Capital Growth Fund
Meeting of Shareholders, March 21, 2007
(unaudited)

A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-
Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; and to approve amendments to certain of the Franklin Capital Growth Fund's (the "Fund") fundamental investment restrictions (including five (5) Sub-Proposals). At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, and amendments to certain of the Fund's fundamental investment restrictions (including five (5) Sub-Proposals). No other business was transacted at the meeting.

Proposal 1. The Election of
Trustees:

    Name         For      % of     % of   Withheld   % of    % of
                        Outstand   Voted           Outstan  Voted
                           ing    Shares             ding   Shares
                         Shares                     Shares
Harris J.     76,285,349  59.635%  98.468% 1,186,56  0.928%  1.532%
Ashton             .039                      3.066
Robert F.     76,299,911  59.647%  98.487% 1,172,00  0.916%  1.513%
Carlson            .737                      0.368
Sam Ginn      76,306,812  59.652%  98.496% 1,165,09  0.911%  1.504%
                   .435                      9.670
Edith E.      76,252,845  59.610%  98.426% 1,219,06  0.953%  1.574%
Holiday            .610                      6.495
Frank W. T.   76,270,264  59.624%  98.449% 1,201,64  0.939%  1.551%
LaHaye             .644                      7.461
Frank A.      76,267,943  59.622%  98.446% 1,203,96  0.941%  1.554%
Olson              .653                      8.452
Larry D.      76,326,104  59.667%  98.521% 1,145,80  0.896%  1.479%
Thompson           .102                      8.003
John B.       76,278,496  59.630%  98.460% 1,193,41  0.933%  1.540%
Wilson             .946                      5.159
Charles B.    76,242,425  59.602%  98.413% 1,229,48  0.961%  1.587%
Johnson            .576                      6.529
Gregory E.    76,283,059  59.634%  98.465% 1,188,85  0.929%  1.535%
Johnson            .127                      2.978

 Proposal 2.   To approve an Amended and Restated Agreement and
Declaration of Trust:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               59,872,323.714  46.805%  77.282%
Against            2,031,428.445   1.588%   2.622%
Abstain            1,534,288.946   1.199%   1.981%
Broker Non-       14,033,871.000  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%

Proposal 3.   To approve amendments to certain of the Fund's
fundamental investment restrictions (includes five (5) Sub-
Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               60,167,295.124  47.035%  77.663%
Against            1,550,934.884   1.213%   2.002%
Abstain            1,719,811.101   1.344%   2.220%
Broker Non-       14,033,870.996  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%

(b) To amend the Fund's fundamental investment restriction regarding lending:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               60,235,199.589  47.088%  77.751%
Against            1,505,343.123   1.177%   1.943%
Abstain            1,697,498.397   1.327%   2.191%
Broker Non-       14,033,870.996  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%

(c) To amend the Fund's fundamental investment restriction regarding investments in real estate:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               59,399,856.852  46.435%  76.673%
Against            2,407,131.572   1.882%   3.107%
Abstain            1,631,052.685   1.275%   2.105%
Broker Non-       14,033,870.996  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%











(d) To amend the Fund's fundamental investment restriction regarding investments in commodities:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               59,287,959.783  46.348%  76.528%
Against            2,509,367.339   1.962%   3.239%
Abstain            1,640,713.987   1.282%   2.118%
Broker Non-       14,033,870.996  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%

(e) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

                 Shares Voted      % of     % of
                                 Outstandi  Voted
                                 ng Shares Shares

For               60,298,507.243  47.138%  77.833%
Against            1,470,828.275   1.150%   1.898%
Abstain            1,668,705.591   1.304%   2.154%
Broker Non-       14,033,870.996  10.971%  18.115%
Votes
Total             77,471,912.105  60.563% 100.000%